                                  Exhibit 11



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YEARS ENDED SEPTEMBER 30,                                             1997           1996           1995
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
Net earnings (loss) available to common shareholders                $   712        $(2,961)        $1,815
                                                                    -------------------------------------
                                                                    -------------------------------------

Weighted average number of common shares outstanding                 13,896         10,212          5,143

Assumed exercise of options and warrants ( as determined
     by the application of the treasury stock method using
     average stock price)                                               242            -              957
                                                                    -------------------------------------

Weighted average number of common shares outstanding
     as adjusted                                                     14,138         10,212          6,100
                                                                    -------------------------------------

Primany earnings (loss) per common share                            $  0.05        $ (0.29)        $ 0.30
                                                                    -------------------------------------

Fully diluted earnings (loss) available to common shareholders      $   712        $(2,961)        $1,815
                                                                    -------------------------------------
                                                                    -------------------------------------

Weighted average number of common shares outstanding
     as adjusted                                                     14,138         10,212          6,100

Assuming conversion of convertible preferred stock and
     convertible debt                                                   161            -              252

Assumed exercise of options and warrants ( as determined
     by the application of the treasury stock method using
     end of year stock price, greater than average)                   3,309            -              -
                                                                    -------------------------------------

Weighted average number of common shares outstanding
     as adjusted                                                     17,608         10,212          6,352
                                                                    -------------------------------------

Fully diluted earnings (loss) per common share                      $  0.04        $ (0.29)        $ 0.29
                                                                    -------------------------------------



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